SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    January 30, 2004

SRA INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31334	54-1360804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Fair Lakes Court Fairfax, Virginia		22033
(Address of Principal Executive Offices)		(Zip Code)

(Registrant’s telephone number, including area code):    (703) 803-1500

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

On January 30, 2004, SRA International, Inc. announced that it had completed its acquisition of ORION Scientific Systems, a privately-held company focused on national security and homeland defense. The transaction includes both a cash and stock component, but the terms were not disclosed.

ORION provides analytical support, training, system development, and proprietary knowledge management applications to its customers in the intelligence agencies, Department of Defense, and law enforcement community.

The full text of the press release issued in connection with the announcement is filed hereto as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c)    Exhibits

Exhibit Number	Exhibit

99.1	Press Release dated January 30, 2004, announcing completion of the acquisition of ORION Scientific Systems.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SRA INTERNATIONAL, INC.

Date: January 30, 2004	/s/ STEPHEN C. HUGHES

Stephen C. Hughes Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated January 30, 2004, announcing completion of the acquisition of ORION Scientific Systems.